UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	(X)
Filed by a Party other than the Registrant	( )

Check the appropriate box:

( )	Preliminary Proxy Statement
( )	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
( )	Definitive Proxy Statement
(X)	Definitive Additional Materials
( )	Soliciting Material Pursuant to Rule 14a-12

Hatteras Multi-Strategy Institutional Fund, L.P.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
(X)	No fee required.
( )	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1) Title of each class of securities to which transaction applies: ____________________________________________________________
2) Aggregate number of securities to which transaction applies: ____________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):________________________________________________________________

4) Proposed maximum aggregate value of transaction: ___________________________________________________________________
5) Total fee paid: _______________________________________________________________________________________________
( )	Fee paid with preliminary materials.
( )
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: _______________________________________________________________________________________
2) Form, Schedule or Registration Statement No.: _______________________________________________________________________
3) Filing Party: _________________________________________________________________________________________________
4) Date Filed: __________________________________________________________________________________________________

Dear Hatteras Partners

Hatteras held a Special Partner Meeting on May 9, 2008, to consider the approval of amendments to the Master Fund's limited partnership agreement for each Fund. Unfortunately, some Funds did not receive the necessary participation by proxy from partners to consider the issue. For those Funds, the partner meeting has now been adjourned until June 25, 2008.

You are receiving this communication because your funds did not have enough partner participation to take action at the partner meeting. As of the date of this email, we have not yet received your vote.

In order to avoid further delay and expense, please take a few moments to vote now. Voting now helps limit the costs of soliciting your vote, and ensures that your views are represented.

Your vote can be immediately counted electronically by using one of the easy methods discussed below:

1.	By Internet. Using your control numbers, cast your
vote at www.proxyweb.com.
2.	By Touch-tone Phone. Follow the instructions on
your previously-mailed ballot to phone in your vote
using our toll-free automated system at
888-221-0697.
3.	By Speaking with a Proxy Voting Specialist.
Representatives are available 9:30 a.m. to
9:00 p.m. (Eastern Time), Monday through Friday,
to assist in voting your shares or answering any
questions. Call toll-free 866-414-6350.

YOUR VOTE IS VERY IMPORTANT! PLEASE VOTE TODAY!

FUND: HATTERAS MULTI-STRATEGY INSTITUTIONAL FUND, L.P.
CONTROL NUMBER:

There is no charge for you to vote via this service, though you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.